UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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    Preliminary Proxy Statement
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    Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to §240.14a-12

TEAMSTAFF, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TEAMSTAFF, INC.
1 Executive Drive, Suite 130
Somerset, New Jersey 08873

NOTICE OF
THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 17, 2008

Date, Time and Location

You are cordially invited to the Annual Meeting of Shareholders of TeamStaff, Inc., a New Jersey corporation to be held at the Holiday Inn, 195 Davidson Avenue, Somerset, New Jersey 08873, on April 17, 2008 at 1:00 p.m. local time (the ‘‘Annual Meeting’’).

Agenda

The agenda for the Annual Meeting is as follows:

1.    To elect two Class III Directors to hold office for a period of three years until 2011 or until a successor is duly qualified and elected;

2.    To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s outstanding common stock as described in the enclosed proxy statement; and

3.    To transact such other business that may properly be brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date

The record date for the Annual Meeting is February 28, 2008. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. A list of these shareholders will be available for inspection at TeamStaff’s principal financial offices at 1 Executive Drive, Suite 130, Somerset, NJ 08873 for a period of ten days before the Annual Meeting.

Voting

It is important that you vote or grant your proxy to vote at the Annual Meeting. Therefore, whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it in the enclosed envelope promptly to ensure that your shares are represented at the Annual Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. These and other voting procedures are explained in the following Proxy Statement.

By Order of the Board of Directors
Victor J. DiGioia Secretary

Dated: March 14, 2008

TEAMSTAFF, INC.
1 Executive Drive, Suite 130
Somerset, New Jersey 08873

PROXY STATEMENT

Information Regarding Voting and Solicitation of Proxies

General

This Proxy Statement and the accompanying form of proxy are being furnished to you as a shareholder of TeamStaff, Inc., a New Jersey corporation (‘‘TeamStaff’’ or the ‘‘Company’’), in connection with the Annual Meeting of Shareholders to be held on April 17, 2008 at 1:00 p.m. at the Holiday Inn, 195 Davidson Avenue, Somerset, New Jersey 08873, and at any adjournment or postponement of that meeting (the ‘‘Annual Meeting’’).

This Proxy Statement and the accompanying form of proxy will be first sent on or about March 14, 2008 to shareholders entitled to vote at the Annual Meeting.

Voting; Quorum and Revocability of Proxy

The Company’s common stock, par value $0.001 per share (‘‘Common Stock’’), is the only type of voting security issued and only holders of Common Stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Voting is on a non-cumulative basis. Only shareholders of record at the close of business on February 28, 2008 (the ‘‘Record Date’’) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 19,403,366 shares of the Company’s Common Stock outstanding.

The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s Common Stock is necessary to constitute a quorum permitting action to be taken at the Annual Meeting. Abstentions and broker non-votes are counted as present at the Annual Meeting for the purpose of determining the presence of a quorum. A ‘‘broker non-vote’’ occurs when a broker or nominee holding shares for a beneficial owner in ‘‘street name’’ does not vote on a particular proposal, because the broker or nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Shares of TeamStaff’s Common Stock, represented by a properly executed proxy on the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR:

Proposal I   —   The election of two Class III Directors to hold office for a period of three years until 2011 or until their successors are duly elected and qualified; and

Proposal II — The approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s outstanding common stock at a ratio within a range of 1:3 to 1:6.

The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matter does properly come before the Annual Meeting, the Board of Directors intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment.

If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and returning the enclosed voting instruction form in accordance with the instructions included at the address or telephone number shown on your voting instruction form or by providing other proper voting instructions to the registered owner of your shares. If you return your signed proxy in a timely manner, your shares will be voted as you direct. If the accompanying proxy is properly executed and returned, but no voting directions are indicated thereon, the shares represented thereby will be voted FOR each of the proposals set forth in this Proxy Statement.

Any proxy may be revoked at any time before it is voted at the Annual Meeting. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the Secretary of TeamStaff either in writing prior to the Annual Meeting or in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary of TeamStaff. Shareholders who hold their shares through a nominee or broker are invited to attend the Annual Meeting but must obtain a signed proxy from the broker in order to vote in person.

Election of directors is by plurality vote, with the nominees receiving the highest vote totals to be elected as directors of TeamStaff. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Approval of the proposal to amend the Company’s Certificate of Incorporation to effect the reverse stock split requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote. Accordingly, in tabulating the votes on the proposal to effect the reverse stock split, abstentions and ‘‘broker non-votes’’ will be treated as shares that are present but that have not been voted, and, therefore, will have the same effect as negative votes on the proposal.

Solicitation of Proxies

TeamStaff will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to the beneficial owners of TeamStaff’s Common Stock held of record by such persons, and TeamStaff may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Annual Report on Form 10-K

The Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2007, including financial statements, accompanies this Proxy Statement. Any reference in this Proxy Statement to the ‘‘year’’ or the ‘‘fiscal year’’ means TeamStaff’s fiscal year commencing October 1, 2006 to and including September 30, 2007 unless otherwise specifically indicated. The information set forth in this Proxy Statement is current as of the Record Date. TeamStaff will not undertake to specifically amend this Proxy Statement following the Record Date for any reason.

Principal Offices

The principal executive offices of TeamStaff are located at 1 Executive Drive, Suite 130, Somerset, New Jersey 08873; TeamStaff’s telephone number is (866) 352-5304.

PROPOSAL I — ELECTION OF DIRECTORS

Board Structure and Nominees

Our Certificate of Incorporation provides for the classification of the Board of Directors into three classes of directors, each class as nearly equal in number as possible, but not less than one director, and each director to serve for a three-year term, staggered by class. The Certificate of Incorporation provides that any class of directors of TeamStaff may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all outstanding voting stock. Any vacancies on the Board are filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any person nominated by the Board of Directors to fill the vacancy will serve until completion of the term of the Class member being filled.

The affirmative vote of a plurality of the votes cast, voting together as a single class at the Annual Meeting of Shareholders, is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. No family relationship exists between any nominee for election as a director.

The terms of the Class III Directors expire at this Annual Meeting. The present Directors of TeamStaff nominated for re-election and election to TeamStaff’s Board of Directors as Class III Directors at the Annual Meeting are Martin J. Delaney and Rick J. Filippelli. Due to the resignations from the Board during the 2007 fiscal year, Mr. Delaney was the sole remaining Class III Director. In order to fill the vacancies in Class III and to reorganize the classes so that each class is as nearly equal in number as possible, the Board of Directors has nominated Mr. Filippelli, our Chief Executive Officer and currently serving as a Class I Director, for election as a Class III Director. Mr. Filippelli will resign as a Class I Director effective as of his election and qualification as a Class III Director. Both Class III Directors nominated for election at the Annual Meeting are currently serving as directors of TeamStaff and are standing for re-election.

Due to the events described above, our Board of Directors is currently constituted as set forth in the following table. The Class III Directors are the only Directors nominated for election at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
MR. DELANEY AND MR. FILIPPELLI AS CLASS III DIRECTORS.

Name	Position with Company and Age	Director Continuously Since	Term Expires
	CLASS III — NOMINEE
Martin J. Delaney	Director, 64	1998	2008
CLASS I
T. Stephen Johnson	Chairman of the Board, 57	2001	2009
Peter Black	Director, 36	2005	2009
Rick J. Filippelli*	Director and CEO, 52	2007	2009
(Nominee for Election as a Class III Director)
CLASS II
Karl W. Dieckmann	Vice Chairman, 79	1990	2010
Frederick G. Wasserman	Director, 53	2007	2010
William H. Alderman	Director, 44	2007	2010

*	Mr. Filippelli currently serves as a Class I Director. As discussed above, Mr. Filippelli will resign as a Class I Director upon his election and qualification as a Class III Director.

Business Experience of Board of Directors and Nominees

William H. Alderman joined the Board of Directors in January 2007. Mr. Alderman has over 15 years experience providing investment banking services across multiple industries, with a particular expertise in financings, and mergers and acquisitions in the aerospace and defense industry. Since March 2001, Mr. Alderman has been the President of Alderman & Company where he represents some of the world’s most respected aerospace and defense companies. Mr. Alderman started his career at Bankers Trust Company and has held senior positions in investment management and corporate development at GE Capital, Aviation Sales Company, and most recently as Managing Director of the aviation investment banking practice of Fieldstone. Mr. Alderman received a MBA from J.L. Kellogg Graduate School of Management in 1989 and is also a graduate of Kenyon College and the Taft School.

Peter Black joined the Board of Directors in March 2005. For the past eight years, Mr. Black has been an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc., where he is responsible for researching and identifying small-cap value investments. Mr. Black has initiated investments on Wynnefield’s behalf that span multiple industries. Prior to joining Wynnefield, Mr. Black was an investment banker in the mergers and acquisition departments of UBS Securities and SG Cowen & Co. Mr. Black is a graduate of Boston College and received his MBA from Fordham University. Wynnefield Capital, Inc., through certain of its investment funds, is the owner of approximately 14% of our outstanding shares of Common Stock.

Martin J. Delaney joined the Board of Directors in July 1998. Mr. Delaney is an attorney and a prominent healthcare executive who began his hospital management career in 1971 as an Assistant Administrator at Nassau County Medical Center. He has been a director of a large regional Health Maintenance Organization on Long Island, the Hospital Association of New York State, the Greater New York Hospital Association, and chairman of the Nassau-Suffolk Hospital Council. He has been President, CEO and a director of Winthrop University Hospital, Winthrop South Nassau University Health Care Systems, and the Long Island Health Network. He has a graduate degree in health care management from The George Washington University and a law degree from St. John’s University. He has been admitted to practice in New York State and federal courts.

Karl W. Dieckmann, a Director of TeamStaff since April 1990, had been Chairman of the Board from November 1991 until September 2001 and has been Vice Chairman since September 2001. From 1980 to 1988, Mr. Dieckmann was the Executive Vice President of Science Management Corporation and managed the Engineering, Technology and Management Services Groups. From 1948 to 1980, Mr. Dieckmann was employed by the Allied Signal Corporation (now Honeywell Corporation) in various capacities including President, Semet Solvay Division; Executive Vice President, Industrial Chemicals Division; Vice President Technical — Fibers Division; Group General Manager — Fabricated Products Division; and General Manager — Plastics Division, as well as various positions with the Chemicals Division.

Rick J. Filippelli was appointed as our Chief Executive Officer, President and a member of our Board of Directors in January 2007. Mr. Filippelli also served as Vice President from September 2003 to January 2007 and as Chief Financial Officer of TeamStaff from September 2003 to October 2007. Prior to joining TeamStaff, Mr. Filippelli spent approximately two years as Chief Financial Officer of Rediff.com, a publicly traded global information technology company. From 1985 through 2001, Mr. Filippelli held various financial positions including that of Chief Financial Officer with Financial Guaranty Insurance Company (‘‘FGIC’’), a subsidiary of GE Capital. Prior to joining FGIC, Mr. Filippelli spent six years in public accounting including three years with the Big 4 firm of Ernst and Young. Mr. Filippelli holds a Bachelor of Science degree in Accounting from Brooklyn College and is a Certified Public Accountant as well as a member of the American Institute of Certified Public Accountants.

T. Stephen Johnson has been Chairman of the Board of TeamStaff since September 2001. He has served as Chairman of T. Stephen Johnson & Associates, Inc., financial services consulting firm, and its related entities since inception in 1986. Mr. Johnson is a long-time banking consultant and Atlanta entrepreneur who has advised and organized dozens of community banks throughout the Southeast. He is Chairman Emeritus of Netbank, the largest and most successful Internet-only bank, as well as Chairman and principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of financial institutions. Mr. Johnson is Chairman of the Board of Directo, Inc. a company specializing in providing financial services for un-banked individuals and Chairman of Atlanta Financial Corporation.

Frederick Wasserman joined the Board of Directors in January 2007. Mr. Wasserman is currently a financial management consultant. Until December 31, 2006, Mr. Wasserman was the Chief Operating/Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of the German specialty gift maker, from 2001 to 2005. Mr. Wasserman also served as the Chief Financial Officer of

Goebel North America in 2001. Prior to Goebel, Mr. Wasserman served as both the Interim President and full-time Chief Financial Officer of Papel Giftware from 1995 to 2001. Mr. Wasserman spent the first 13 years of his career in the public accounting profession. Mr. Wasserman also serves as a director of Acme Communications, Inc., Allied Defense Group, Inc., Breeze Eastern Corporation, Gilman + Ciocia, Inc., Crown Crafts, Inc. and AfterSoft Group, Inc.

Other Executive Officer

Cheryl Presuto was appointed to the position of Chief Financial Officer in October 2007. She also serves as the Company’s Controller, a position she has held since August 2004. Ms. Presuto previously served as TeamStaff’s Accounting Manager since January 2002. Prior to joining TeamStaff, Ms. Presuto spent four years with the newspaper division of Gannett, Inc., where she served as Accounting Manager and Assistant Controller. Prior to joining Gannett, Ms. Presuto held various accounting and consulting positions. Ms. Presuto holds a Bachelor of Science degree in Accounting from Fairleigh Dickinson University where she graduated summa cum laude. Ms. Presuto is 43 years old.

Nominating and Corporate Governance Matters

Our Nominating and Corporate Governance Committee considers candidates for election to our Board of Directors, whether recommended by security holders or otherwise, in accordance with the following criteria. The Nominating and Corporate Governance Committee applies the following general criteria to all candidates:

•	Nominees shall have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to current and long term objectives of the Company and should be willing and able to contribute positively to TeamStaff’s decision-making process.

•	Nominees should have a commitment to understand the Company and its industries and to regularly attend and participate in meetings of the Board and its committees.

•	Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominees’ ability to represent the interests of all the Company’s shareholders and to fulfill the responsibilities of a director.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, disability or any other basis proscribed by applicable law.

The re-nomination of existing directors is not to be viewed as automatic, but is based on continuing qualification under the various criteria set forth above. In addition, the Nominating and Corporate Governance Committee considers the existing director’s performance on the Board and any committee thereof. The Nominating and Corporate Governance Committee also considers the backgrounds and qualifications of the directors considered as a group. The Nominating and Corporate Governance Committee strives to ensure that the Board, when taken as a whole, provides a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities.

Procedure to be Followed by Shareholders in Submitting Director Candidate Recommendations

Any shareholder who desires the Nominating and Corporate Governance Committee to consider one or more candidates for nomination as a director should, either by personal delivery or by

United States mail, postage prepaid, deliver a written recommendation addressed to the Chairman, TeamStaff, Inc. Nominating and Corporate Governance Committee at 1 Executive Drive, Suite 130, Somerset, New Jersey 08873, not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting or if an annual meeting has not been held in the preceding year, 90 days prior the first Tuesday in April; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each written recommendation should set forth: (a) the name and address of the shareholder making the recommendation and of the person or persons recommended; (b) the consent of such person(s) to serve as a director(s) of the Company if nominated and elected; and (c) a description of how the person(s) satisfy the General Criteria for consideration as a candidate referred to below in the section entitled ‘‘Nominating and Corporate Governance Matters.’’

Additional Criteria for Notice of Shareholder Nominees

In accordance with our By-Laws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company in accordance with the terms described in the preceding paragraph. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (‘‘SEC’’); and (e) the consent of each nominee to serve as a director of the Company if so elected.

Shareholder Communications with the Board

Any shareholder may communicate with the Board of Directors in writing through the Company’s Corporate Secretary (at TeamStaff, Inc., 1 Executive Drive, Suite 130, Somerset, New Jersey 08873) provided that the communication identifies the shareholder and the number and type of securities held by that shareholder. The Secretary reviews such communications, and forwards them to the Board of Directors unless the Secretary, in consultation with the Chief Executive Officer, determines that the communication is inappropriate for the Board’s consideration (for example, if it relates to a personal grievance or is unrelated to Company business). The Secretary maintains a permanent written record of all such shareholder communications received by the Secretary. This process was unanimously approved by the Nominating and Corporate Governance Committee of the Board of Directors (which is comprised of independent directors).

It is the Company’s policy that except in the event of unexpected or unusual circumstances, all directors are expected to be present at the Annual Meeting of Shareholders. During the Annual Meeting of Shareholders held on August 21, 2007, all of our directors were present.

Meetings of the Board of Directors; Independence and Committees

During the fiscal year ended September 30, 2007, the Board of Directors met on 19 occasions, 15 of which were by telephone conference call. Our Board of Directors determined that from October 1, 2006 to January 16, 2007 Messrs. Aldrich, Black, Dyer, Dieckmann, and Johnson satisfied the independence requirements within the meaning of Section 4200(a) (15) of the NASDAQ Marketplace Rules. Mr. Dyer announced his resignation as a member of the Board of Directors of

TeamStaff on January 16, 2007 and Mr. Aldrich announced his resignation as a member of the Board of Directors of TeamStaff on January 23, 2007. Mr. Wasserman and Mr. Alderman joined the Board of Directors on January 19, 2007 as independent directors and continuously satisfied the independence requirements within the meaning of Section 4200(a) (15) of the NASDAQ Marketplace Rules. From and after April 19, 2007 to the end of the Company’s 2007 fiscal year, Messrs. Alderman, Black, Dieckmann, Johnson and Wasserman satisfy the independence requirements within the meaning of Section 4200(a) (15) of the NASDAQ Marketplace Rules.

The Board of Directors has four standing committees: Audit Committee, Management Resources and Compensation Committee, Executive Committee and Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. These charters, and the Company’s corporate governance guidelines, are available at the Company’s website, www.teamstaff.com (click on Investors, then on Corporate Governance).

For the fiscal year ended September 30, 2007, a general description of the duties of the Committees, their members and number of times each Committee met were as follows:

Audit Committee.    A copy of the Audit Committee’s Amended and Restated Charter may be viewed on our website at www.teamstaff.com and is also annexed to this proxy statement as Exhibit A. TeamStaff’s Audit Committee acts to: (i) review with management the finances, financial condition and interim financial statements of TeamStaff; (ii) review with TeamStaff’s independent auditors the year-end financial statements; and (iii) review implementation with the independent auditors and management any action recommended by the independent auditors and the retention and termination of TeamStaff’s independent auditors.

From October 1, 2006 through January 2007, our Audit Committee was comprised of Mr. Dyer (Chair & Financial Expert), Mr. Black, Mr. Dieckmann and Mr. Aldrich. In January 2007, Mr. Dyer and Mr. Aldrich resigned from the Audit Committee as well as the Company’s Board of Directors. In January 2007, Mr. Wasserman was appointed to the Audit Committee and elected its Chairman, and appointed its financial expert in accordance with the Sarbanes Oxley Act of 2002 and the regulations promulgated thereunder. From January 2007 to the present, members were and are Mr. Wasserman (Chair & Financial Expert), Mr. Black and Mr. Dieckmann. During the fiscal year, all of the members of our Audit Committee were ‘‘independent’’ within the definition of that term as provided by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. From the fiscal year to the present, all of the members of our Audit Committee are ‘‘independent’’ within the definition of that term as provided by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2007, this Audit Committee met on eight occasions, seven of which were by telephone conference call.

Management Resources and Compensation Committee.    The charter governing the activities of the Management Resources and Compensation Committee (sometimes referred to as the ‘‘Compensation Committee’’) may be viewed online on our website at www.teamstaff.com. The Management Resources and Compensation Committee functions include negotiation and review of all employment agreements of executive officers of TeamStaff and administration of TeamStaff’s 2006 Long Term Incentive Plan, its 2000 Employee Stock Option Plan and Non-Executive Director Stock Option Plan. From October 1, 2006 to January, 2007, the Management Resources and Compensation Committee’s members were Mr. Dieckmann (Chair), Mr. Aldrich and Mr. Johnson. From January 2007 to the present, the members were and are Mr. Black (Chair), Mr. Dieckmann and Mr. Johnson. At all times members of the Management Resources and Compensation Committee satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2007, this committee met on two occasions.

Nominating and Corporate Governance Committee.    The charter governing the activities of the Nominating and Corporate Governance Committee may be viewed online on our website at www.teamstaff.com. Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include reviewing and recommending to the Board issues relating to the Board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the company and its shareholders; and making recommendations regarding proposals submitted by shareholders. The Nominating and Corporate Governance Committee functions also include the review of all candidates for a position on the board of directors including existing directors for renomination and reports its findings with recommendations to the Board. The Nominating and Corporate Governance Committee solicits candidates on behalf of TeamStaff to fill any vacancy on the Board. From October 1, 2006 to January 2007, the Nominating and Corporate Governance Committee members were Mr. Aldrich (Chair), Mr. Dieckmann and Mr. Delaney. From January 2007 to August 2007, the Nominating and Corporate Governance Committee members were Mr. Alderman (Chair), Mr. Dieckmann and Mr. Delaney. On August 10, 2007, Mr. Delaney announced his resignation as a member of the Nominating and Corporate Governance Committee. On November 8, 2007, T. Stephen Johnson, an independent member of our Board was elected to serve on this committee. Presently, the Nominating and Corporate Governance Committee members consists of Mr. Alderman (Chair), Mr. Dieckmann and Mr. Johnson. At all times Messrs. Alderman, Aldrich, Dieckmann and Johnson satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2007, this committee met on two occasions.

Executive Committee.    The Board of Directors created an Executive Committee effective September 4, 2001. Executive Committee members are currently Mr. Karl W. Dieckmann and Mr. T. Stephen Johnson. Mr. T. Stephen Johnson serves as its chairman. This committee did not meet during the fiscal year ended September 30, 2007.

No member of the Board of Directors or any committee failed to attend at least, or participated in fewer than, 75% of the meetings of the Board or of a committee on which such member serves.

Management Resources and Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Mr. Karl W. Dieckmann (Chair), Mr. Ron Aldrich and Mr. T. Stephen Johnson, served on the Management Resources and Compensation Committee during the fiscal year from October 2006 to January 2007. Mr. Peter Black (Chair), Mr. Dieckmann and Mr. Johnson served on the Management Resources and Compensation Committee from January 2007 through the remainder of the fiscal year ended September 30, 2007. There are no interlocks between TeamStaff’s Directors and directors of other companies.

Code of Ethics

On June 20, 2003, TeamStaff distributed a company-wide Code of Ethics and Business Conduct and Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Controller. Additionally, both the Codes were posted on TeamStaff’s internal intranet website and are available on TeamStaff’s Internet web address, www.teamstaff.com. These Codes were adopted by TeamStaff’s Board of Directors, and provide employees with a confidential method of reporting suspected Code violations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with during the 2007 fiscal year.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Board of Directors, the Management Resources and Compensation Committee and senior management share responsibility for establishing, implementing and continually monitoring our executive compensation program, with the Board making the final determination with respect to executive compensation. The goal of our executive compensation program is to motivate and incentivize, as well as provide a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and certain of our other most highly-compensated executive officers as determined in accordance with applicable SEC rules, which are collectively referred to herein as the Named Executive Officers.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to achieve the following objectives:

•	attract and retain talented and experienced executives necessary to achieve our strategic objectives in the highly competitive and dynamic industry in which we compete;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value;

•	to increase our Company’s long-term profitability and, accordingly, increase stockholder value;

•	provide a competitive compensation package in which a significant portion of total compensation is determined by Company and individual results and the creation of shareholder value; and foster a shared commitment among executives by coordinating their Company and individual goals.

Our Executive Compensation Program

Our executive compensation consists of base salary, cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Consistent with the emphasis we place on performance-based incentive compensation, cash incentive bonuses and long-term equity incentive compensation in the form of stock options constitute a significant portion of our total executive compensation. We structured cash incentive bonuses to be primarily tied to the achievement of predetermined Company and individual performance goals, which are established at the beginning of each year (or in the case of Named Executive Officers who have commenced employment during the applicable fiscal year, at the time of or shortly following their engagement by our Company), on an individualized basis.

Within the context of the overall objectives of our compensation program, we determined the specific amounts of compensation to be paid to each of our executives in 2007 based on a number of factors including:

•	our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

•	our executives’ performance during the fiscal year in general and as measured against predetermined Company and individual performance goals;

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation and performance at our Company; and

•	any contractual commitments we have made to our executives regarding compensation.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation program. In the descriptions below, we highlight particular compensation objectives that we have designed our executive compensation program to address. However, it should be noted that we have designed the various elements of our compensation program to complement each other and thereby collectively serve all of our executive compensation objectives. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program, to a greater or lesser extent, serves each of our compensation objectives.

Base Salary

Our approach is to pay our executives a base salary that is competitive with those of other executive officers in our peer group of competitive companies. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. The base salary of each Named Executive Officer is reviewed annually, and may be adjusted in accordance with the terms of such executive officer’s employment agreement, where applicable, and certain performance criteria, including, without limitation: (i) individual performance and experience; (ii) our performance as a company; (iii) the functions performed by the executive officer; (iv) past salary; and (v) changes in the compensation peer group in which we compete for executive talent. Discretion is used to determine the weight given to each of the factors listed above and such weight may vary from individual to individual and the Management Resources and Compensation Committee may decline to assign relative weight or ranking to these factors, in its discretion. Evaluations of base salary are made regardless of whether a Named Executive Officer has entered into an employment agreement with us, and annual adjustments, if any, to the base salary of our Named Executive Officers are analyzed within the context of the terms and conditions of such employment agreements. Although evaluations of and recommendations as to base salary are made by the Management Resources and Compensation Committee and senior management, the ultimate determination is made by the Board of Directors. Salary levels for each of our Named Executive Officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

To the extent that we have entered into employment agreements with our Named Executive Officers, the base salaries of such individuals reflect the initial base salaries that we negotiated with them at the time of their initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our company, our executives’ performance and increased experience, any changes in our executives’ roles and responsibilities and other factors. The initial base salaries that we negotiated with our executives were based on our understanding of base salaries for comparable positions at similarly situated companies at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors. We have entered into employment agreements with our Chief Executive Officer the terms of which are summarized below.

During the fiscal year ended September 30, 2007, the base salary of Mr. Filippelli averaged $253,932, reflecting an increase following his appointment as President and Chief Executive Officer. During fiscal year 2007, the base salary of Mr. T. Kent Smith, the former President and Chief Executive Officer, was $250,000. Mr. Smith’s employment with the Company ended on January 8, 2007. During fiscal year 2007, the base salary of Mr. James D. Houston, the former Chief Operating Officer and General Counsel, averaged $200,943, reflecting an increase following his appointment as Chief Operating Officer. Mr. Houston’s employment with the Company was terminated effective on April 30, 2007.

Cash Incentive Bonuses

Consistent with our emphasis on performance incentive compensation programs, our executives are eligible to receive cash incentive bonuses primarily based upon their performance as measured against predetermined company and individual goals covering operations, business development and commercialization, and corporate and financial achievements. These goals are recommended by senior management to the Management Resources and Compensation Committee, and then by the Management Resources and Compensation Committee to the Board of Directors, at the beginning of each year. The goals are ultimately set by the Board of Directors. If a Named Executive Officer joined our Company during a particular year, these performance goals are established at the time of or shortly following such executive’s employment. The primary objective of our cash incentive bonuses is to motivate and reward our Named Executive Officers for meeting our short-term objectives using a performance-based compensation program with objectively determinable goals that are specifically tailored for each executive. In addition, we may reserve a portion of each executive’s annual cash incentive bonus to be paid at our discretion based on the executive’s overall performance. We maintain this discretionary portion of the annual cash incentive bonuses in order to motivate our executives’ overall performance and their performance relating to matters that are not addressed in the predetermined performance goals that we set. We believe that every important aspect of executive performance is not capable of being specifically quantified in a predetermined objective goal. For example, events outside of our control may occur after we have established the executives’ performance goals for the year that require our executives to focus their attention on different or other strategic objectives.

We establish the target amount of our cash incentive bonuses at a level that represents a meaningful portion of our executives’ currently paid out cash compensation, and set additional threshold and maximum performance levels above and below these target levels. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we also consider the bonus levels for comparable positions at similarly situated companies, our historical practices and any contractual commitments that we have relating to executive bonuses.

Overall, the targets for the performance measures were set at levels that we believed to be achievable with strong performance by our executives. Although we cannot always predict the different events that will impact our business during an upcoming year, we set our performance goals for the target amount of annual incentive cash bonuses at levels that we believe will be achieved by our executives a majority of the time. Our maximum and threshold levels for these performance goals are determined in relation to our target levels, are intended to provide for correspondingly greater or lesser incentives in the event that performance is within a specified range above or below the target level, and are correspondingly easier or harder to achieve. We set the performance goals for the maximum amount at a level that we believe will be achieved in some years, but will not be achieved a majority of the time. At the end of each year, the Management Resources and Compensation Committee evaluates the performance of each executive officer and provides to the Board its recommendation for the amount of the cash incentive bonus to be paid to each such executive for that year, with the Board making the final determination as to the amount of the cash incentive bonus.

Based upon the employment agreements that he has entered into with us, Mr. Filippelli is entitled to a bonus of up to $185,500 contingent on the achievement of certain financial metrics. For our 2007 fiscal year, Mr. Filippelli received a bonus of $185,500 which amount was earned under his employment agreement. No bonus was paid to Mr. Smith in our 2007 fiscal year. As part of the severance package paid to Mr. Houston he received a pro rated bonus of $89,024 for fiscal year 2007. As noted above, the amount of the bonus paid to each Named Executive Officer also reflects the extent to which such executive achieved the milestones established at the beginning of the year, plus the amount of the discretionary bonus that is based on our assessment of their overall performance during the year.

Long-Term Equity Incentive Compensation

We believe that long-term company performance is best achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. We grant stock options in order to provide certain executive officers with a competitive total compensation package and to reward them for their contribution to our long-term growth in value and the long-term price performance of our common stock. Grants of stock options are designed to align the executive officer’s interest with that of our shareholders. To assist us in retaining executives and encouraging them to seek long-term appreciation in the value of our stock, the benefits of the awards generally are not immediately realizable by the grantee as the awards vest over a specified period, usually three years, and therefore an employee must remain with us for a specified period to enjoy the full potential economic benefit of an award. We may consider as one of a number of factors the level of an executive officer’s realizable compensation from awards granted in prior years when making decisions with respect to awards to be granted to that executive officer for the most recently ended fiscal year.

Based on the stage of our Company’s development and the incentives we are trying to provide to our executives, we have currently chosen to use restricted stock awards. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion by us.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. Stock options are earned on the basis of continued service to us and generally vest over three years, beginning with one-third vesting one year after the date of grant with the balance then vesting in equal monthly installments over the following two year period. Such vesting is intended as an incentive to such executive officers to remain with us and to provide a long-term incentive.

Options are generally exercisable for a limited period of time after termination of employment (other than termination for cause) if vested, subject to certain rights that were negotiated in connection with the employment agreements we entered into with our Named Executive Officers. We do not require that any portion of the shares acquired be held until retirement, we do not have a policy prohibiting a director or executive officer from hedging the economic risks of his or her stock ownership and we do not have any minimum stock ownership requirements for executive officers and directors. However, each of our executive officers has a significant number of exercisable options. Stock option awards are made pursuant to our 2000 Employee Plan. See ‘‘Payments Upon Termination or Change-in-Control’’ for a discussion of the change-in-control provisions related to stock options. The exercise price of each stock option granted under the 2000 Employee Plan is based on the fair market value of our common stock on the grant date and the Management Resources and Compensation Committee has set the exercise price of the options granted to our Named Executive Officers other than our Chief Executive Officer at a price greater than the fair market value in order to reinforce the incentive nature of the award.

In addition to periodically granting performance-based stock options, we also granted options to certain of our Named Executive Officers at the time of their hiring as an incentive to accept employment with us.

We granted Mr. Filippelli 130,000 shares of restricted stock in connection with the approval of the formal letter agreement, dated as of February 14, 2007, modifying his employment agreement following his appointment as President and Chief Executive Officer. Such restricted shares granted to Mr. Filippelli were subject to the following vesting schedule: (i) 30,000 shares vested on the grant date, (ii) 50,000 shares will vest on September 30, 2008, subject to certain performance based vesting requirements, and (iii) 50,000 shares will vest on September 30, 2009 subject to certain performance based vesting requirements.

We also granted Mr. Houston 100,000 shares of restricted stock in connection with his appointment as Chief Operating Officer. Such restricted shares granted to Mr. Houston were subject to the following vesting schedule: (i) 30,000 shares vested in the grant date, (ii) 35,000 shares will vest on September 30, 2008, subject to certain performance based vesting requirements, and (iii) 35,000 shares will vest on September 30, 2009 subject to certain performance based vesting requirements. Effective April 30, 2007, Mr. Houston’s employment with the Company was terminated and all unvested restricted shares (70,000) were cancelled.

Awards granted under our equity compensation plans are based on a number of factors, including: (i) the grantee’s position with us; (ii) his or her performance and responsibilities; (iii) the extent to which he or she already holds an equity stake with us; (iv) equity participation levels of comparable executives at other companies in the compensation peer group; (v) general corporate performance; (vi) the Chief Executive Officer’s recommendations; (vii) the current stock price; and (viii) individual contribution to the success of our financial performance. However, the plans do not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the evaluation by the Management Resources and Compensation Committee, in consultation with senior management and the Board of Directors, of the past as well as the anticipated future performance and responsibilities of the individual in question. Awards to executive officers are first reviewed and approved by the Management Resources and Compensation Committee, which then makes a recommendation for final approval by our Board of Directors. Option grants to executives other than the Chief Executive Officer are approved by the Management Resources and Compensation Committee based upon recommendations made by the Chief Executive Officer based upon the individual executive’s performance and market data relating to option grants to individuals occupying similar positions at comparably situated companies.

Other Compensation

We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance and a 401(k) plan. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. Generally, we do not provide any special reimbursement for perquisites, such as country clubs, corporate aircraft, living or security expenses, for our employees or for any executive officers.

Pension Benefits.    We do not offer qualified or non-qualified defined benefit plans to our executive officers or employees. In the future, we may elect to adopt qualified or non-qualified defined benefit plans if we determine that doing so is in our best interests.

Nonqualified Deferred Compensation.    None of our Named Executive Officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. In the future, we may elect to provide our executive officers or other employees with non-qualified defined contribution or deferred compensation benefits if we determine that doing so is in our best interests.

Severance and Change of Control Arrangements.    As discussed more fully in the section below entitled ‘‘Payments Upon Termination or Change in Control’’, certain of our executive officers are entitled to certain benefits upon the termination of their respective employment agreements. The severance agreements are intended to mitigate some of the risk that our executive officers may bear in working for a company competing in a highly competitive and dynamic industry, such as ours.

Chief Executive Officer Compensation.

Effective January 10, 2007, we appointed Mr. Rick J. Filippelli, our Chief Financial Officer, to serve as our President and Chief Executive Officer, following the termination of our employment relationship with T. Kent Smith, our former President and Chief Executive Officer. For the fiscal year ended September 30, 2007, Mr. Filippelli received a base salary at the annual rate of $265,000. Prior to his appointment as Chief Executive Officer we had employed Mr. Filippelli as our Chief Financial Officer commencing in 2004. During the period from June 30, 2005 to January 10, 2007, Mr. Filippelli was paid a base salary of $225,000 per annum. Mr. Filippelli’s compensation as Chief Executive Officer was determined pursuant to a letter agreement, dated and effective as of February 14, 2007, which modifies his employment agreement dated June 30, 2005. Mr. Filippelli will also be entitled to a cash bonus of up to 70% of his annual base salary in the discretion of the Board of Directors as recommended by the Management Resources and Compensation Committee, subject to certain performance and EBITDA requirements. Pursuant to his employment agreement, Mr. Filippelli also was awarded 130,000 shares of restricted stock issued under the Company’s 2006 Plan, some of which are subject to certain performance based vesting requirements. Mr. Filippelli’s base salary is believed by the Management Resources and Compensation Committee to be consistent with the range of salary levels received by executives in a similar capacity in companies of comparable size. During fiscal year 2007, Mr. Filippelli was awarded a bonus of $185,500 in light of the successes he achieved during such period.

During our 2007 fiscal year and up to January, 2007, our former President and Chief Executive Officer, T. Kent Smith, receive a base salary at the annual rate of $250,000. In the fiscal year ended September 30, 2006, Mr. Smith received a base salary at the annual rate of $250,000, which was the same as his base salary during the prior fiscal year. TeamStaff employed Mr. Smith as its Chief Executive Officer in June 2003 and paid an aggregate amount of $250,000 to him as base salary for his services as Chief Executive Officer during the period October 1, 2004 through September 30, 2005. Mr. Smith’s compensation was determined pursuant to an employment agreement dated June 18, 2003, which provided for base compensation of $250,000 per annum and a bonus, in the discretion of the Management Resources and Compensation Committee, of up to 50% of his base salary. Pursuant to his employment agreement, Mr. Smith also was awarded options to purchase 400,000 shares of common stock exercisable at $3.00 per share and subject to certain vesting requirements. During the period between October 1, 2004 and September 30, 2005, Mr. Smith was awarded a bonus of $70,000 in light of the success he achieved in closing the favorable acquisition of RS Staffing Services. In accordance with the terms of his employment agreement, Mr. Smith was awarded a total bonus of $170,000 for the fiscal year ended September 30, 2005 (including the $70,000 previously mentioned). Mr. Smith was awarded options to purchase 100,000 shares of common stock exercisable at $2.08 per share and subject to certain vesting requirements during the fiscal year ended September 30, 2005. During the period between October 1, 2005 and September 30, 2006, Mr. Smith was awarded a bonus of $50,000 in light of the success he achieved in closing the sale of the DSI business unit. Mr. Smith was not awarded any other additional bonus for the fiscal year ended September 30, 2006. Mr. Smith was awarded 60,000 shares of restricted stock with a market value of $1.70 per share on the grant date of April 27, 2006. However, since all such shares were not vested upon Mr. Smith’s resignation on January 8, 2007, such shares were cancelled.

On June 30, 2005, we entered into a new two-year employment agreement with Mr. T. Kent Smith, its President and Chief Executive Officer. The Compensation Committee and the Board determined that the Company desired to retain Mr. Smith’s services and desired to set the terms of his new agreement in advance of the termination of the then-existing agreement. The term of the new agreement commenced on October 1, 2005. The material terms of Mr. Smith’s employment agreement provide for a base salary of $250,000 per annum and standard Company executive benefits. In addition, Mr. Smith was eligible to receive a bonus equal to up to 70% of his base salary upon satisfaction of performance-based criteria. The agreement included provisions for payment of all compensation otherwise payable under the agreement in the event that Mr. Smith is terminated without cause and one year of severance in all circumstances other than for termination ‘‘for cause.’’

Compensation of Executive Officers Other Than the CEO During Fiscal Year 2007

For the fiscal year ended September 30, 2007, executive officers other than the Chief Executive Officer received base salaries and bonuses which the Management Resources and Compensation Committee believes reflected industry standards, prevailing compensation practices in similar companies with which TeamStaff competes for executive talent, the seniority and skill level of the executive officer, TeamStaff’s performance, and each executive officer’s contribution thereto. Base salaries and bonuses paid to our Named Executive Officers for the fiscal year ended September 30, 2007 are as set forth in the table provided under the heading ‘‘Executive Compensation — Summary Compensation Table.’’

The Management Resources and Compensation Committee periodically reviews the number of vested and unvested options held by executive officers and makes stock grants to these executives to provide greater incentives to continue employment with TeamStaff and to strive to increase shareholder value. Stock options typically have been granted to executive officers when the executive first joins TeamStaff, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. During the fiscal year ended September 30, 2007, the Management Resources and Compensation Committee made grants of restricted stock to executive officers, as described in the section entitled ‘‘Executive Compensation — Restricted Stock Grants in Last Fiscal Year.’’ The primary factors upon which specific grants made by the Management Resources and Compensation Committee during fiscal year 2007 were based are the executive’s past performance, anticipated future contribution, consistency within the executive’s peer group, prior option grants to the executive officer, the percentage of outstanding equity owned by the executive, the level of vested and unvested options, competitive market practices and the executive’s responsibilities and performance. The Management Resources and Compensation Committee does not set specific target levels for options or restricted stock granted to named executive officers or for the Chief Executive Officer but seeks to be competitive with similar companies.

Policies Regarding Tax Deductibility of Compensation.    Within our performance-based compensation program, we aim to compensate the Named Executive Officers in a manner that is tax-effective for us. Section 162(m) of the Internal Revenue Code restricts the ability of publicly-held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based. We consider these requirements in our compensation determinations. The non-performance-based compensation paid in cash to our executive officers in the 2007 fiscal year did not exceed the $1.0 million limit per officer, and we do not anticipate that the non-performance-based compensation to be paid in cash to our executive officers in 2007 will exceed that limit.

Summary of Executive Compensation

The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer, and certain of our other executive officers (the ‘‘Named Executive Officers’’), during the fiscal year ended September 30, 2007:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Rick J. Filippelli, President and Chief Executive Officer	2007	$253,920	$60,433	$185,500	$—	$3,199	$503,052
T. Kent Smith Former President and Chief Executive Officer (1)	2007	$72,596	$8,500	$—	$—	$178,475	$259,571
James Houston Former General Counsel and Chief Operating Officer (2)	2007	$147,829	$42,017	$—	$—	$310,119	$499,965

(1)	Effective January 8, 2007, Mr. Smith left the Company having served as President, Chief Executive Officer and Member of the Board of Directors. All Other Compensation in the amount of $176,923 represents severance payments made to Mr. Smith related to a separation agreement effective January 29, 2007.

(2)	Mr. Houston served as the Company’s General Counsel, Vice President of Business and Legal Affairs and Corporate Secretary. Effective January 18, 2007, Mr. Houston was appointed Chief Operating Officer. Effective April 30, 2007, Mr. Houston’s employment with the Company was terminated. All Other Compensation in the amount of $309,024 represents severance payments made to Mr. Houston related to an agreement and release effective April 30, 2007.
(3)	‘‘Salary’’ is comprised of the cash salary paid to the Named Executive Officers during fiscal 2007.
(4)	‘‘Stock Awards’’ reflect the portion of restricted stock grants awarded to Named Executives Officers under the Company’s 2006 Long Term Incentive Plan that was recognized by the Company as a compensation expense in fiscal year 2007 in accordance with the provisions of revised Statement of Financial Accounting Standards (‘‘SFAS’’) No. 123, (‘‘FAS 123R’’) Share-Based Payment.
(5)	‘‘Non-Equity Incentive Plan Compensation’’ is comprised of cash awards made to the Named Executive Officers in the discretion of the Company’s Board of Directors as recommended by the Compensation Committee, subject to certain performance and EBITDA requirements.
(6)	‘‘All Other Compensation’’ consists of compensation received from employer matching contributions to the Company’s 401(k) Plan, long term disability insurance premiums and life insurance premiums paid by the Company for each Named Executive Officer. Additionally, severance payments to former Named Executive Officers are included in all other compensation.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended September 30, 2007 to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh -old (#)	Target (#)	Maxi- mum (#)
Rick J. Filippelli	2/14/07							130,000	(1)			$139,100
T. Kent Smith
James Houston	2/14/07							100,000	(2)			$107,000

(1)	The restricted shares granted to Mr. Filippelli vest as follows: (i) 30,000 shares vest on the grant date; (ii) 50,000 shares will vest on September 30, 2008, subject to certain performance based vesting requirements; and (iii) 50,000 shares will vest on September 30, 2009 subject to certain performance based vesting requirements.
(2)	30,000 shares of restricted stock vested on the date of grant. Effective April 30, 2007 all remaining restricted shares (70,000) were unvested and cancelled upon Mr. Houston’s termination of employment by the Company.

Restricted Stock Grants in Fiscal Year 2007

On February 14, 2007, as a term of formal letter agreements with Named Executive Officers, the following awards of restricted stock were ratified and approved by the Board. As of and at February 14, 2007, the closing price of TeamStaff common stock was $1.07.

	Shares	Vesting Period	Fair Market Value
Rick J. Filippelli	100,000	Contingent – 31 months	$107,000
Rick J. Filippelli	30,000	Immediate	$32,100
James D. Houston	70,000	Contingent – 31 months	$74,900
James D. Houston	30,000	Immediate	$32,100

Effective April 30, 2007, Mr. Houston’s employment with the Company was terminated and 70,000 shares of unvested restricted stock were cancelled.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation table and the Grants of Plan Based Awards table was paid or awarded, are described above under ‘‘Compensation Discussion and Analysis.’’ A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements with our Named Executive Officers. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. See ‘‘Payments Upon Termination or Change-in-Control’’ below for a discussion of payments due to our Named Executive Officers upon the termination of his employment or a change-in-control of our company.

Rick J. Filippelli

On June 30, 2005 TeamStaff entered into a twenty seven month employment agreement with Mr. Rick J. Filippelli, its Vice President and Chief Financial Officer. The term of the agreement commenced on June 30, 2005 and was scheduled to terminate on September 30, 2007. The material terms of Mr. Filippelli’s employment agreement provide for a base salary of $225,000 per annum, a potential bonus of up to 70% and standard Company executive benefits, upon substantially the same terms as provided for Mr. Smith. The Management Resources and Compensation Committee of the Board of Directors will consider Mr. Filippelli for future compensation increases as may be determined. Mr. Filippelli will be eligible to participate in the Company’s incentive stock ownership plan as may be determined by the Management Resources and Compensation Committee of the Board of Directors. The agreement also includes provisions for payment of all compensation otherwise payable under the agreement in the event that Mr. Filippelli is terminated without cause and one year of severance in all circumstances other than for termination ‘‘for cause.’’ In the event that there is a change of control of TeamStaff and Mr. Filippelli’s employment is terminated (or his position is changed), Mr. Filippelli will be entitled to acceleration of all incentive compensation, all compensation otherwise due under the agreement and an additional twelve (12) months of his then in-effect base salary. A ‘‘change of control’’ is defined generally to constitute a change of 20% of more of the beneficial ownership of the Company’s outstanding common stock, or a change in two thirds of the Board of Directors, subject to certain exceptions.

TeamStaff entered into a formal letter agreement dated and effective as of February 14, 2007 with Mr. Filippelli following his appointment on January 10, 2007 as President and Chief Executive Officer. The material terms of Mr. Filippelli’s letter agreement provide for a modification to his employment agreement dated June 30, 2005 (the ‘‘Filippelli Agreement’’) as follows: (1) Term: the term of the Filippelli Agreement will be extended from September 30, 2007 until September 30, 2009 (the ‘‘Term’’); (2) Position: Mr. Filippelli’s position is amended to include President and Chief Executive Officer; (3) Salary: the initial base salary during the Term will be the sum of $265,000 per annum; (4) Fiscal Year Cash Bonus: Mr. Filippelli will be entitled to a cash bonus of up to 70% of Mr. Filippelli’s annual base salary in the discretion of the Company’s Board of Directors as recommended by the Compensation Committee, subject to certain performance and EBITDA requirements; (5) Incentive Compensation (Equity): Mr. Filippelli will receive 130,000 shares of restricted stock issued under the Company’s 2006 Long Term Incentive Plan at the closing market price per share of the Company’s common stock on the date of the modification letter ; such shares will vest according to the following schedule: (a) 30,000 shares will vest immediately; (b) 50,000 shares will vest on September 30, 2008, subject to certain performance based vesting requirements; and (c) 50,000 shares will vest on September 30, 2009 subject to certain performance based vesting requirements; (6) Severance Amount: ‘‘Severance Amount’’ in the Filippelli Agreement is amended to mean the aggregate sum of one year’s base salary, payable on the Termination Date (as defined therein); ‘‘Continuation Period’’ in the Filippelli Agreement is modified to mean the period of one (1) year; and (7) If Mr. Filippelli’s employment is terminated for any reason, Mr. Filippelli retains any stock options, restricted stock or other incentive compensation that has vested upon such termination in accordance with the terms and conditions of the Company’s 2006 Long Term Incentive Plan, and all accrued and unused vacation time will be paid out on the Termination Date. All accrued and unused vacation time will carry over from year-to-year until used. Mr. Filippelli will notify the Company’s Compensation Committee annually of amounts being carried over. In all other respects, the Filippelli Agreement remains in full force and effect and applicable to Mr. Filippelli’s employment. In the case of any conflict between the modification letter and the Filippelli Agreement, the modification letter will control.

Stock Option Plans

2000 Employee Stock Option Plan

In the fiscal year 2000, the Board of Directors and shareholders approved the adoption of the 2000 Employee Plan to provide for the grant of options to purchase up to 1,714,286 shares of TeamStaff’s common stock to all employees, including senior management. The 2000 Employee Plan replaces the 1990 Employee Plan and Senior Management Plans, both of which expired. Under the terms of the approved 2000 Employee Plan, options granted there under may be designated as options which qualify for incentive stock option treatment (‘‘ISOs’’) under Section 422A of the Code, or options which do not so qualify (‘‘Non-ISO’s’’). As of September 30, 2007, there were 149,000 options outstanding under the 2000 Employee Plan.

The 2000 Employee Plan is administered by the Management Resources and Compensation Committee designated by the Board of Directors. The Management Resources and Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 2000 Employee Plan and to establish and amend rules and regulations relating thereto.

Under the 2000 Employee Plan, the exercise price of an option designated, as an ISO shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent (10%) shareholder (as defined in the 2000 Employee Plan), such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value.

The aggregate fair market value of shares subject to options granted to a participant, which are designated as ISOs and which become exercisable in any calendar year shall not exceed $100,000.

The Management Resources and Compensation Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay the exercise price or any taxes that may arise in connection with the exercise or cancellation of an option. The Management Resources and Compensation Committee can also permit the payment of the exercise price in the common stock of the Company held by the optionee for at least six months prior to exercise.

2000 Non-Executive Director Option Plan

In fiscal year 2000, the Board of Directors and stockholders approved the adoption of the 2000 Non-Executive Director Plan (the ‘‘2000 Non-Executive Director Plan’’) to provide for the grant of options to non-employee directors of TeamStaff. Under the terms of the 2000 Non-Executive Director Plan, each non-executive director is automatically granted an option to purchase 5,000 shares upon joining the Board and each September lst, pro rata, based on the time the director has served in such capacity during the previous year. The 2000 Non-Executive Director Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000. The 2000 Non-Executive Director Plan replaced the previous director plan that expired in April 2000.

Under the 2000 Non-Executive Director Plan, the exercise price for options granted under the 2000 Non-Executive Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in such Plan, the exercise price of options granted under the 2000 Non-Executive Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of TeamStaff or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the 2000 Non-Executive Director Plan, expires five (5) years from the date of grant. The Compensation Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Compensation Committee will make all determinations of the interpretation of the 2000 Non-Executive Director Plan. Options granted under the 2000 Non-Executive Director Plan are not qualified for incentive stock option treatment. As of September 30, 2007, there were 87,500 options held by directors outstanding under the 2000 Non-Executive Director Plan.

Effective January 19, 2007, the 2000 Non-Executive Director Plan was suspended due to a change in the compensation terms for non-employee Board members. For additional information regarding our director compensation policy, see below under the caption ‘‘Director Compensation’’.

2006 Long Term Incentive Plan

The Board of Directors adopted the 2006 Long-Term Incentive Plan on January 17, 2006. The shareholders approved the 2006 Long Term Incentive Plan at the annual meeting on April 27, 2006. The Company reserved an aggregate of 5,000,000 shares of common stock for issuance under the 2006 Long Term Incentive Plan. The maximum number of shares of common stock that may be delivered to participants under the 2006 Long-Term Incentive Plan equals the sum of: (a) 5,000,000 shares of common stock; (b) any shares subject to awards granted under the 2000 Employee Plan and the 2000 Non-Executive Director Plan (collectively, the ‘‘2000 Plans’’), which are forfeited, expired, canceled or settled in cash without delivery of such shares to the participant or otherwise is terminated without a share issuance; (c) any shares tendered by participants or withheld in payment of the exercise price of options or to satisfy withholding taxes under the 2000 Plans; and (d) any shares repurchased with the proceeds of options exercised under the 2000 Plans.

Administration.    The 2006 Long Term Incentive Plan is administered by the Compensation Committee. The 2006 Long Term Incentive Plan authorizes the Compensation Committee to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or other considerations to be covered by each award, to determine the terms and conditions of awards, to amend the terms of outstanding awards, and to take any other action consistent with the terms of the 2006 Long Term Incentive Plan as the Committee deems appropriate.

Terms and Conditions of Awards.    The Compensation Committee is authorized to make any type of award to a participant that is consistent with the provisions of the Plan. Awards may consist of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, cash awards or any combination of these types of awards.

Subject to the terms of the 2006 Long Term Incentive Plan, the Compensation Committee determines the provisions, terms and conditions of each award. The Committee may grant awards subject to vesting schedules or restrictions and contingencies in the company’s favor. However, the awards may be subject to acceleration such that they become fully vested, exercisable and released from any restrictions or contingencies upon the occurrence of a change of control (as defined in the Plan). The Committee may provide that stock-based awards earn dividends or dividend equivalents, which may be paid in cash or shares or may be credited to an account designated in the name of the participants. Participants may also be required or permitted to defer the issuance of shares or cash settlements under awards including under other deferred compensation arrangements of the company. Each option granted under the Plan will be designated as either an incentive stock option or a non-statutory stock option. No option or stock appreciation right may be granted with a term of more than 10 years from the date of grant.

Performance shares or cash awards will depend on achievement of performance goals based on one or more performance measures determined by the Committee over a performance period as prescribed by the Committee of not less than one year and not more than five years. Performance goals may be established on a corporate-wide basis or as to one or more business units, divisions or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies on an index covering multiple companies. ‘‘Performance measures’’ means criteria established by the Committee from time to time prior to granting the performance shares or cash awards.

Exercise Price.    The Plan authorizes the Compensation Committee to grant options and stock appreciation rights at an exercise price of not less than 100% of the fair market value of the shares on the date of grant. The Committee has the right to provide post-grant reduction in exercise price to reflect any floating index as specified in an award agreement. The exercise price is generally payable in cash, check, surrender of pre-owned shares of common stock, broker-dealer exercise and sale, or by such other means determined by the Committee.

Option Repricing Prohibited.    The exercise price for any outstanding option or stock appreciation right may not be decreased after the date of grant, nor may any outstanding option or stock appreciation right be surrendered as consideration for the grant of a new option or stock appreciation right with a lower exercise price.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at September 30, 2007 with respect to the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Rick Filippelli	50,000	—	—	$2.29	9/15/08	33,334	$56,668	100,000	$107,000
	50,000	—	—	$2.30	2/21/09

Options Exercised and Stock Vested

None of our Named Executive Officers exercised any stock options during the 2007 fiscal year.

Pension Benefits

None of our Named Executive Officers or former executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our Named Executive Officers or former executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Payments Upon Termination or Change-in-Control

The discussion and tables below reflect the estimated benefits that would be paid or accrue to each of the Named Executive Officers in the event of the following hypothetical scenarios:

•	termination without cause, or constructive (‘‘good reason’’) termination (including upon the occurrence of a change in control of a company;

•	termination for cause;

•	upon an executive’s disability; or

•	in the event of the executive’s death.

Rick J. Filippelli

Death or Disability.    Pursuant to the terms of his employment agreement, if Mr. Filippelli’s employment is terminated as a result of his death, Mr. Filippelli or his estate, as applicable, would receive any accrued but unpaid, base salary, bonus and expense reimbursement amounts through the date of his death. If Mr. Filippelli’s employment is terminated as a result of disability, Mr. Filippelli or his estate, as applicable, would receive accrued but unpaid base salary, bonus and expense reimbursement from the termination date through the period ending six (6) months thereafter.

Further, in the event of a termination due to his death or disability, Mr. Filippelli’s (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the termination date shall remain exercisable for a period of twelve months following such date, but in no event after the expiration of the exercise period.

Cause.    If Mr. Filippelli’s employment is terminated for cause or he terminates his employment with out good reason, he would be entitled to his base salary and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. All stock options that have not been exercised as of the date of termination for cause shall be deemed to have expired as of such date, otherwise, options vested as of the date of termination may be exercised for a period of three months thereafter.

Without Cause or for Good Reason.    If Mr. Filippelli’s employment is terminated without cause, by Mr. Filippelli for good reason, or either (1) we fail to timely notify him or our intent to renew his agreement or (2) after providing such notice, we fail to reach an agreement on a new employment agreement with him prior to the expiration date, then we would be obligated to pay Mr. Filippelli his accrued but unpaid compensation, his base salary through the expiration date under the employment agreement and his continuation benefits, including insurance benefits and reimbursement of all reasonable business expenses.

Change of Control.    Upon the effective date of a ‘‘change of control’’ (as defined in Mr. Filippelli’s employment agreement), we would be obligated to pay him, in 12 equal monthly payments an amount equal to his then current base salary. He would be entitled to such payment whether or not his employment with the Company continues after the change of control. In addition, in the event of a change of control, if within 180 days of a change of control, Mr. Filippelli is terminated, or his status, title, position or responsibilities are materially reduced or Mr. Filippelli terminates his employment, we would be required to pay and/or provide him with:    (i) accrued but unpaid compensation; (ii) continuation benefits; and (iii) severance pay equal to base salary for a period of 12 months payable in equal installments on each of the Company’s regular pay dates for executives. In addition, all incentive awards, including restricted stock, stock options and granted performance shares or units shall be immediately and fully vested.

Employee Covenants.    In his employment agreement, Mr. Filippelli agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment. Mr. Filippelli also agreed, during the term of the agreement and for a period of one year thereafter, to not in any manner enter into or engage in any business that is engaged in any business directly competitive with our business anywhere in the world, with limited exceptions. Moreover, Mr. Filippelli agreed, during the term of the agreement and for a period of 12 months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or (ii) solicit the business of any customer with respect to products or services that compete directly with the products or services provided or supplied by us.

2000 Employee Plan

Corporate Transactions.    Notwithstanding any contrary waiting period in any stock option agreement issued pursuant to the 2000 Employee Plan, but subject to any determination by our Board of Directors to provide otherwise, each outstanding option shall, except as otherwise provided in the stock option agreement, become exercisable in full for the aggregate number of shares covered thereby and shall vest unconditionally on the first day following the occurrence of any of the following: (a) the approval by our stockholders of an approved transaction; (b) a control purchase; or (c) a board change, as each such term is defined in the 2000 Employee Plan.

Termination of Employment.    If a grantee’s employment or service is terminated for cause, any unexercised option shall terminate effective immediately upon such termination of employment or service. Except as otherwise provided by in an award agreement, if a grantee’s employment or service terminates on account of death or disability, then any unexercised option, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the option term) by his or her personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution.

Except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates for any reason other than for cause, death, disability or pursuant to a change of control, then any unexercised option, to the extent exercisable immediately before the grantee’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the option term); and, to the extent that any such option was not exercisable on the date of such termination of employment or service, it will immediately terminate.

2006 Long Term Incentive Plan

Termination and Change in Control Provisions.    Unless the Compensation Committee will determine otherwise at the time of grant with respect to a particular award granted under the 2006 Long Term Incentive Plan, in the event of a termination of service for any reason other than for cause or a termination of service in connection with a Change in Control as defined in such Plan: (i) any options and stock appreciation rights outstanding as of the date such Change in Control occurs, and which are not then exercisable and vested, will become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to any restricted stock outstanding as of the date such Change in Control occurs will lapse, and such restricted stock will become free of all restrictions and limitations and become fully vested and transferable; (iii) all performance awards outstanding as of the date such Change in Control occurs will be considered to be earned and payable in full, or at such other level as may be specified in the applicable award agreement between the participant and the Company, and any deferral or other restriction will lapse and such performance awards will be immediately settled or distributed; and (iv) the restrictions and deferral limitations and other conditions applicable to any other awards outstanding as of the date such Change in Control occurs will lapse, and such other awards will become free of all restrictions, limitations or conditions and become fully vested and transferable.

Termination by Reason of Death or Disability.    Unless otherwise determined by the Committee, if a participant’s service is terminated by reason of death or disability, any option held by such person will vest in full and remain exercisable until (i) in the case of a Nonstatutory Stock Option, the first anniversary of such termination of service and (ii) in the case of an Incentive Stock Option, the earlier of (A) the first anniversary of such termination or (B) the expiration of the stated term of such option.

Termination by Reason of Retirement.    Unless otherwise determined by the Committee, if a participant’s service is terminated by reason of retirement (as defined in such Plan, any option held by such person may thereafter be exercised by such person to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine, until the earlier of (i) the third anniversary of such termination of service or (ii) the expiration of the stated term of such option.

Other Terminations.    Unless otherwise determined by the Committee: (i) if a participant is terminated for cause all options held by such person will immediately terminate; (ii) if a participant is terminated by the Company for any reason other than death, disability, retirement or for cause, any option held by such person may, to the extent it was exercisable at the time of termination, be exercised until the earlier of (A) 90 days from the date of such termination or (B) the expiration of the stated term of the option; and (iii) if a person voluntarily terminates his or her service with the Company (other than for retirement), any option held by such person may, to the extent it was exercisable at the time of termination, be exercised until the earlier of (A) 30 days from the date of such termination or (B) the expiration of the stated term of the option.

2000 Non-Executive Director Plan

Corporate Transactions.    Notwithstanding any contrary installment period with respect to any option and unless the Board of Directors determines otherwise, each outstanding option granted under the 2000 Non-Executive Director Plan shall become exercisable in full for the aggregate number of shares covered thereby in the event: (i) the Board of Directors (or, if approval of the stockholders is required as a matter of law, the stockholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of shares of common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan for the liquidation or dissolution of the Company; or (ii) any person, corporation or other entity (a) shall purchase any common stock (or securities convertible into the Company’s common stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (b) shall become the ‘‘beneficial owner’’ (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily having the right to vote in the election of Directors; or (iii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

Termination of Service.    In the event of the termination of service of a non-executive director, options shall terminate on the earlier of the expiration date or the date seven months following the date of termination of service as a director. If termination of service is due to director’s death, the option shall terminate on the earlier of the expiration date or twelve months following the date of death.

Termination Scenario Summary Tables

The amounts shown in the tables below assume that the noted triggering event occurred on September 30, 2007. Other relevant assumptions and explanations are provided in the footnotes following the tables. The amounts shown reflect only the additional payments or benefits that a Named Executive Officer would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event.

Potential Payments on Termination (without cause or following change-in-control)
As of Year Ended September 30, 2007(1)

		Termination Without Cause (2)				Termination Following Change-in-Control (3)
Name of Executive Officer	Cash Payments ($)	Estimated value of continued benefits ($) (4)	Estimated value of accelerated equity awards ($) (5)	Total ($)	Cash Payments ($)	Estimated value of continued benefits ($)(4)	Estimated value of accelerated equity awards ($)(5)	Total ($)
Rick J. Filippelli	$265,000	$26,826	$151,861	$443,687	$530,000	$26,826	$151,861	$708,687

(1)	This table provides information for each continuing Named Executive Officer. All references to base salary and annual target bonus refer to the amounts described above under ‘‘Summary of Executive Employment Agreements and Compensatory Terms.’’

(2)	If we terminate the executive without cause, or the executive resigns for good reason as defined in his executive employment agreement (as described above), the executive will be entitled to receive the compensation as shown in the table.

(3)	If we terminate the executive’s employment without cause, or if the executive resigns for good reason as defined in his executive employment agreement, in either case within 180 days following a change of control, then the executive will be entitled to receive in lieu of other termination compensation the amounts listed as shown in the table, plus any accrued but not yet paid salary. In addition, upon the effective date of a change of control, the executive will also be entitled to receive in 12 equal monthly payments an amount equal to his then current base salary.

(4)	The estimated value of continued benefits in effect on the termination date for a period of up to 18 months.

(5)	Estimated value of accelerated vesting of stock options represents the expense as calculated in accordance with FAS123(R).

Potential Payments on Disability or Death
As of Year Ended September 30, 2007

		Disability (1)				Death (2)
Name of Executive Officer	Cash Payments (includes base salary only) ($)	Estimated value of continued benefits ($)	Estimated value of accelerated equity awards ($)	Total ($)	Cash Payments (includes bonus only) ($)	Estimated value of continued benefits ($)	Estimated value of accelerated equity awards ($)	Total ($)
Rick J. Filippelli	$132,500	$8,942	$151,861	$293,303	$185,500	$0	$151,861	$337,361

(1)	In the event the executive becomes physically or mentally disabled such that he is unable to perform his duties for a period of 180 consecutive days, we may terminate the executive’s employment, unless otherwise prohibited by law. In the event of termination due to disability, we will continue the executive’s base salary (less any short term disability payments the executive receives from our company) in accordance with the terms of his employment agreement. In the event the executive becomes disabled, options will vest in full and remain exercisable (i) in the case of nonstatutory stock options until the first anniversary of such termination, and (ii) in the case of an incentive stock options, the earlier of (A) the first anniversary of the date of death and (B) the expiration of the stated term of the incentive stock option; provided, however, that if the executive dies within such period, notwithstanding the expiration of such period, any unexercised stock option may thereafter be exercised (i) in the case of nonstatutory stock options for a period of one year from the date of death, and (ii) in the case of an incentive stock options, until the earlier of the (A) first anniversary of the date of death and (B) the expiration of the stated term of the incentive stock option. In the event of an executive’s disability, any unvested shares of restricted stock will immediately become fully vested.

(2)	An executive’s employment will terminate automatically upon death. We will pay the executive’s accrued compensation through the date of death and his pro rated bonus for the fiscal year in which his death occurred, to his stated beneficiary. Upon the executive’s death, options will vest in full and remain exercisable (i) in the case of nonstatutory stock options until the first anniversary of such termination, and (ii) in the case of an incentive stock options, the earlier of the first anniversary of the date of death and the and the expiration of the stated term of the incentive stock option. In the event of an executive’s death, any unvested shares of restricted stock will immediately become fully vested.

Director Compensation

From January 1, 2004 through January 2007, the Board established the following cash compensation terms for the members of the Board and committees: The Chairman, Vice Chairman and Chairman of the Audit Committee each received $3,000 per month. The Chairman of the Nominating and Corporate Governance Committee received $2,500 per month. All other non-employee directors received $1,667 per month. All non-employee Board members received $1,500 for each in-person Board meeting attended and $750 for each telephonic Board meeting in which they participated. All committee members received $600 for each in-person meeting attended and $300 for each telephonic committee meeting in which they participated. The Chairman of each committee received $1,000 for each in-person committee meeting attended and $500 for each telephonic meeting in which he participated. Non-employee Directors also received $1,000 for each in-person meeting with Company executives that did not constitute Board or Committee meetings. Non-employee Board members also received reimbursement of their Board-related travel, cell phone and similar expenses. The 2000 Non-Executive Director Plan also provided that directors, upon joining the Board, and for one (1) year thereafter, were entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

Effective January 19, 2007, the Board of Directors changed the compensation terms for non-employee Board members. The Board agreed to forego all cash compensation in lieu of restricted stock grants. Each non-employee Board member received an initial grant under the Company’s 2006 Long-Term Incentive Plan of 15,000 shares of restricted stock following the 2007 annual meeting of shareholders. Additionally, for each Board committee on which such non-employee Board member serves, the Board member received a grant of 2,500 shares of restricted stock following the 2007 annual meeting of shareholders. Fifty percent (50%) of all such shares of restricted stock shall vest when the volume-weighted average share price of the Company’s common stock over any 20 consecutive trading days exceeds the price on the date of grant by 20%, with the remaining fifty percent (50%) vesting one year thereafter. Future annual grants shall be determined by the Company’s Compensation Committee. Non-employee Board members also receive reimbursement of their Board-related travel, cell phone and similar expenses.

Effective as of October 1, 2007, our Board determined to reinstitute a cash compensation policy for non-executive directors. Accordingly, our non-executive directors are compensated as follows.

•	The annual director fee for our non-executive directors is $15,000;

•	the Chairman of Board and the Audit Committee Chairman shall receive an additional $3,500 per year;

•	the Vice Chairman of the Board, Chairman of the Management Resources and Compensation Committee and Chairman of the Nominating and Corporate Governance Committee shall each receive an additional $2,500 per year;

•	each non-executive director shall be awarded an annual grant of 15,000 shares of restricted common stock pursuant to the Company’ 2006 Long Term Incentive Policy following the Company’s annual meeting of shareholders to be held in 2008, provided that such award shall vest as follows: (A) 50% of the Award shall vest when the volume-weighted average share price over any 20 consecutive trading days exceeds the price per share of common stock on the date of grant by 20%; and (B) 50% of the Award shall vest one year from the vesting specified in (A) above;

•	each non-executive director shall be eligible for an additional annual grant of 5,000 shares of restricted stock for each committee membership held by a non-executive director following the Company’s annual meeting to be held in 2008, with such under the Company’s 2006 Long Term Incentive Plan, with such additional award to be fully vested on the date of grant;

•	Reasonable and customary expenses incurred in attending the board and committee meetings are reimbursable.

A summary of non-executive director compensation for the year ended September 30, 2007 is as follows:

Summary of Non-Executive Director Compensation

Name (1)(5)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
T. Stephen Johnson	$15,600					$2,972	$18,572
Karl W. Dieckmann	$16,300					$1,575	$17,875
William H. Alderman	$—					$—	$—
Peter Black	$9,968					$—	$9,968
Ronald Aldrich (3)	$13,900					$993	$14,893
Ben J. Dyer (4)	$15,500					$471	$15,971
Martin J. Delaney	$23,165					$700	$23,865
Frederick G. Wasserman	$—					$—	$—

(1)	As of September 30, 2007, each director had the following number of Director Plan options outstanding: Mr Johnson – 20,000; Mr. Dieckmann – 20,000; Mr. Alderman – 0; Mr. Black – 12,500; Mr. Delaney – 15,000; Mr. Wasserman – 0

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007 computed in accordance with SFAS 123R, and thus may include amounts from awards granted in and prior to 2007. A discussion of the methods used to calculate these values may be found in footnote 10 of our consolidated financial statements included in this report.

(3)	Named director resigned from our Board on January 23, 2007.

(4)	Named director resigned from our Board on January 16, 2007.

(5)	On October 3, 2007, the Board of Directors granted an aggregate of 120,000 shares of restricted stock to the non-executive directors as follows: Mr. Johnson – 20,000 shares; Mr. Dieckmann – 25,000 shares; Mr. Alderman – 17,500 shares; Mr. Black – 20,000 shares; Mr. Delaney – 20,000 shares; and Mr. Wasserman – 17,500 shares.

Report of The Management Resources And Compensation Committee of The Board Of Directors

The following report has been submitted by the Management Resources and Compensation Committee of the Board of Directors:

The Management Resources and Compensation Committee of the Board of Directors has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Management Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the fiscal year ended September 30, 2007, as filed with the SEC.

The foregoing report was submitted by the Management Resources and Compensation Committee of the Board and shall not be deemed to be ‘‘soliciting material’’ or to be ‘‘filed’’ with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Peter Black Karl W. Dieckmann T. Stephen Johnson

PROPOSAL TWO
APPROVAL OF AMENDMENT TO THE COMPANY’S
CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

Introduction

The Board is recommending that the stockholders approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock at a ratio within a range of 1:3 to 1:6. If this proposal is approved, the Board or a committee of the Board will have the authority to decide, within twelve months from the Annual Meeting, whether to implement the split and the exact amount of the split within this range if it is to be implemented. If the Board then decides to implement the split, it will become effective after filing the amendment with the Secretary of State of the State of New Jersey (the ‘‘Effective Date’’). Even if the stockholders approve the reverse split, it is within the discretion of the Board or a committee of the Board when to effect the reverse stock split, if at all, within twelve months from the Annual Meeting, and to select the exchange ratio. If the reverse split is implemented the number of issued and outstanding shares of Common Stock would be reduced in accordance with the exchange ratio selected by the Board or committee. The total number of authorized shares of Common Stock would not, however, be reduced from the current total of 40,000,000. The form of amendment to the Company’s Certificate of Incorporation to effect the reverse split is attached as Exhibit B to this proxy statement.

Purpose and Background of the Reverse Split

The Board’s primary objective in proposing the reverse split is to raise the per share trading price of our Common Stock to a level sufficient to enable us to regain compliance with the continued listing standards of The Nasdaq Global Market. The Board believes that the reverse split would, among other things better enable us to maintain the listing of our Common Stock on The Nasdaq Global Market, and facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities. In addition, the reverse split is likely to better enable us to raise funds to finance our planned operations, although we are not currently contemplating an equity financing transaction.

Our Common Stock is currently quoted on The Nasdaq Global Market. In order for the Common Stock to continue to be quoted on The Nasdaq Global Market, the Company must satisfy various listing maintenance standards established by The Nasdaq Stock Market. Among other things, if the closing bid price of the Company’s Common Stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive business days during the 180 calendar days following notification by Nasdaq, Nasdaq may delist the Common Stock from trading. If a delisting from The Nasdaq Global Market were to occur, the Common Stock would trade on the OTC Bulletin Board or in the ‘‘pink sheets.’’ These alternative markets are generally considered to be less efficient than, and not as broad as, The Nasdaq Global Market.

As previously reported, on July 6, 2007, we received a Nasdaq Staff Deficiency Letter from The Nasdaq Stock Market notifying us that the closing price per share of our common stock was below the $1.00 minimum bid price requirement for 30 consecutive trading days and that, as a result, we no longer meet The Nasdaq Stock Market’s minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a)(5). Nasdaq provided us with 180 calendar days, or until January 2, 2008, to regain compliance. As of January 2, 2008 we did not regain compliance with this requirement and on January 4, 2008, we received a notice that our common stock will be delisted. Pursuant to applicable Nasdaq rules, we appealed the delisting determination by the Nasdaq staff to a Nasdaq Listings Qualifications Panel and a hearing was held before the Panel on February 7, 2008. Our appeal stayed the delisting of our common stock pending a decision by a Nasdaq Listing Qualifications Panel. On March 10, 2007, we were notified by The Nasdaq Stock Market that the Panel granted our request to remain listed on The Nasdaq Global Market pending the effectiveness of our proposed reverse stock split, subject, however, to the conditions that: (a) on or before April 18, 2008, we must inform the Panel that we have obtained shareholder approval for, and implemented, a reverse stock split and (b) on or before May 5, 2008, we must evidence a closing bid price of at least $1.00 for a minimum of ten consecutive trading days. In the event we do not comply with these conditions, our common stock may be suspended from The Nasdaq Global Market. Accordingly, our Board of Directors has authorized the approval of a reverse stock split in order to facilitate our ability to regain and maintain compliance with the continuing listing standards of The Nasdaq Global Market.

If our common stock were to be delisted from The Nasdaq Capital Market, trading of the common stock most likely will be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. At present, no assurances can be given that we will be successful in remaining listed on The Nasdaq Global Market.

The closing sale price of our Common Stock on the Record Date was $0.73 per share. Accordingly, our common stock price continues to be below the minimum bid price requirement of the Nasdaq Global Market. Consequently, the Board has determined that a reverse stock split would help us achieve compliance with this requirement, which would facilitate our ability to continue to have our Common Stock listed for trading on a national exchange.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our Common Stock.

The purpose of seeking stockholder approval of a range of exchange ratios from 1:3 to 1:6 (rather than a fixed exchange ratio) is to provide us with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Board or a committee of the Board would effect a reverse stock split only upon the Board or committee’s determination that a reverse stock split would be in our best interests at that time. If the Board were to effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio within the ratio described in this proxy statement. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the stockholders approve the proposal, and the Board or a committee of the Board determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse split, including the specific ratio selected by the Board or committee. If the Board or a committee of the Board does not implement the reverse stock split within twelve months from the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in our best interests.

Material Effects of Proposed Reverse Stock Split

The Board believes that the reverse split will increase the price level of our Common Stock in order to, among other things, obtain compliance with the minimum bid price listing standard of The Nasdaq Global Market and generate interest in the Company among investors. The Board cannot predict, however, the effect of the reverse split upon the market price for the Common Stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of Common Stock after the reverse split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split, which would reduce our market capitalization. The market price per post-reverse split share may not remain in excess of the $1.00 minimum bid price as required by The Nasdaq Global Market, or we may not otherwise meet the requirements for listing on The Nasdaq Global Market. The market price of the Common Stock may also be based on our performance and other factors, the effect of which the Board cannot predict.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, we may either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the Common Stock on the Effective Date, multiplied by the fractional share amount, or (ii) make arrangements with our transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the reverse stock split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata portion of the sale proceeds.

The principal effects of the reverse split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 19,403,366 shares as of the Record Date to a range of 6,467,789 to 3,233,894 shares, depending on the exact split ratio chosen by the Board or a committee of the Board, (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options or warrants, one-third to one-sixth of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse split, at an exercise price equal to three to six times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the reverse split and (iii) the number of shares reserved for issuance pursuant to our equity compensation plans will be reduced to one-third to one-sixth of the number of shares currently included in each such plan.

The reverse split will not affect the par value of the Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the Common Stock will be reduced to one-third to one-sixth of its present amount, depending on the exact amount of the split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.

The amendment will not change the terms of the Common Stock. After the reverse split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Each stockholder’s percentage ownership of the new Common Stock will not be altered except for the effect of eliminating fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a ‘‘going private transaction’’ covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse split, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Because we will not reduce the number of authorized shares of Common Stock, the overall effect will be an increase in authorized but unissued shares of Common Stock as a result of the reverse stock split. These shares may be issued at the Board’s discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the reverse split is approved by our stockholders, and the Board effects the split, the reverse stock split would become effective at such time as the amendment to our Certificate of Incorporation, the form of which is attached as Exhibit B to this proxy statement, is filed with the Secretary of State of New Jersey. Upon the filing of the amendment, all of our existing Common Stock will be converted into new Common Stock as set forth in the amendment.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse split has been effected. Continental Stock Transfer & Trust Company, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the reverse split. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In lieu of issuing fractional shares, we may either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the Common Stock, as quoted on The Nasdaq Global Market on the Effective Date, multiplied by the fractional share amount, or (ii) make arrangements with our transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the reverse stock split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata portion of the sale proceeds.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the reverse stock split, the Board or a committee of the Board will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact amount of split, if any, the Board or committee will consider a number of factors, including market conditions, existing and expected trading prices of our Common Stock, the applicable listing requirements of The Nasdaq Global Market, our additional funding requirements and the amount of our authorized but unissued Common Stock.

No Dissenter’s Rights

Under the New Jersey Business Corporation Act, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the charter to effect the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain U.S. federal income tax consequences relating to the reverse stock split as of the date hereof. Except where noted, this summary deals only with a stockholder who holds Common Stock as a capital asset.

For purposes of this summary, a ‘‘U.S. holder’’ means a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of Common Stock is a stockholder who is not a U.S. holder.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as:

•	partnerships

•	financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	tax-exempt organizations;

•	dealers or traders in securities or currencies;

•	stockholders who hold Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar;

•	stockholders who actually or constructively own 10 percent or more of the Company’s voting stock; or

•	a non-U.S. holder who is a U.S. expatriate, ‘‘controlled foreign corporation’’ or ‘‘passive foreign investment company.’’

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the reverse stock split.

If an entity classified as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the reverse stock split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

U.S. Holders.    Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the new shares of Common Stock will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares, reduced by the amount of the adjusted basis of any Common Stock exchanged for such new shares that is allocated to the fractional share for which cash is received. The holding period of the new, post-reverse split shares of the Common Stock resulting from implementation of the reverse stock split will include a U.S. holder’s holding periods for the pre-reverse split shares. A stockholder who receives cash in lieu of a fractional share of new Common Stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. If the shares of old Common Stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

Non U.S. Holders.    A non-U.S. holder of our Common Stock generally will not be subject to U.S. federal income tax with respect to any gain recognized as a result of cash received in lieu of a fractional share in connection with the reverse stock split; provided, however, that gain will be subject to tax if (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (in which case, for a non-U.S. holder that is a foreign corporation, the branch profits tax may also apply), and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder, (ii) the gain is recognized by a non-U.S. holder who is present in the United States for 183 or more days in the taxable year of the reverse stock split and certain other conditions are met, or (iii) the Company is or has been a ‘‘U.S. real property holding corporation’’ for U.S. federal income tax purposes. The Company believes it currently is not and it does not anticipate becoming, a ‘‘U.S. real property holding corporation’’ for U.S. federal income tax purposes.

Information Reporting and Backup Withholding.    Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Vote Required

The affirmative vote of the holders of a majority of the shares of our capital stock voting at the Annual Meeting is required to approve the amendment of our Certificate of Incorporation to effect a reverse split of the Common Stock in the range of 1:3 to 1:6.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ PROPOSAL TWO.

COMPANY STOCK PRICE PERFORMANCE

Set forth below is a line graph comparing the total returns (assuming reinvestment of dividends) of TeamStaff’s Common Stock, the Standard and Poor Industrial Average, and an industry composite consisting of a group of five peer issuers selected in good faith by TeamStaff. TeamStaff’s Common Stock is listed for trading in the NASDAQ National market and is traded under the symbol ‘‘TSTF’’.

NOTES

(1)	Assumes that the value of the investment in TeamStaff’s common stock and each index was $100 on September 30, 2002 and that dividends were reinvested at years ended September 30th.

(2)	Industry composite for Peer Group includes Cross Country Healthcare, Medical Staffing Network Holdings, On Assignment, ATC Healthcare and AMN Healthcare Services. The industry composite has been determined in good faith by management to represent entities that compete with TeamStaff in certain of its significant business segments.

The presentation of Company Stock Price Performance does not constitute ‘‘soliciting material’’ and should not be deemed ‘‘filed’’ with the SEC or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except to the extent we specifically incorporate this report by reference therein.

Audit Committee Report

The Audit Committee report, with respect to the audit of TeamStaff’s financial statements as of and for the year ended September 30, 2007, is as follows. The Audit Committee hereby states that it:

•	reviewed and discussed the audited financial statements with TeamStaff’s management;

•	discussed with TeamStaff’s independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

•	received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants the independent accountant’s independence; and

•	recommended to the Board of Directors of TeamStaff that the audited financial statements be included in TeamStaff’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the SEC.
The Audit Committee:
Karl W. Dieckmann Peter Black Frederick Wasserman

The presentation of this report of the Audit Committee does not constitute ‘‘soliciting material’’ and should not be deemed ‘‘filed’’ with the SEC or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except to the extent we specifically incorporate this report by reference therein.

Independent Public Accountants; Fees Paid

The Audit Committee has retained Withum, Smith + Brown, P.C. (‘‘Withum’’) to serve as our independent accountants for the fiscal year ending September 30, 2008. The audit services provided by Withum consists of examining financial statements, reviewing filings with the SEC, and consulting in regard to various accounting matters as permitted under the Sarbanes-Oxley Act of 2002. Representatives of Withum are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The following table presents the total fees paid for professional audit and non-audit services rendered by our independent auditors for the audit of our annual financial statements for the years ended September 30, 2007 and September 30, 2006, and fees billed for other services rendered by our independent auditors during those periods.

	Fiscal Years Ended September 30,
	2007 (5)	2006
Audit Fees (1)	$137,000	$180,000
Audit-Related Fees (2)	1,000	1,000
Tax Fees (3)	99,000	149,000
All Other Fees (4)	26,000	10,000
Total	$263,000	$340,000

(1)	Audit services consist of audit work performed in the examination of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
(2)	Audit-related services consist of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.
(3)	Tax services consist of all services performed by the independent auditor’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
(4)	Other services consist of those service not captured in the other categories.
(5)	The Company changed auditors on July 11, 2007. Interim fees billed by Withum through September 30, 2007 were $59,000 and $9,000 for audit and tax service fees, respectively.

Our Audit Committee has determined that the services provided by our independent auditors and the fees paid to them for such services has not compromised the independence of our independent auditors.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services provided by the independent auditor to the Audit Committee for approval. The four categories of services provided by the independent auditor are as defined in the footnotes to the fee table set forth above. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.

During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Shareholders are not being asked to approve the selection of independent accountants for the fiscal year ending September 30, 2008 because such approval is not required under our Certificate of Incorporation or By-laws.

On July 11, 2007, TeamStaff, Inc. dismissed Lazar, Levine & Felix, LLP (‘‘Lazar’’) as the Company’s independent registered public accounting firm and engaged Withum as its new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2007. The Company’s decision to change its independent registered public accounting firm was the result of a competitive bidding process involving several accounting firms, including Lazar. The decision to dismiss Lazar and engage Withum was made and approved by the Audit Committee of the Board of Directors of TeamStaff.

The reports of Lazar on the financial statements of the Company for the fiscal years ended September 30, 2006 and 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the Company’s fiscal years ended September 30, 2006 and 2005, and through July 11, 2007, there were no disagreements with Lazar on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Lazar would have caused them to make reference thereto in their reports on the financial statements of the Company for such years. During the Company’s fiscal years ended September 30, 2006 and 2005, and through July 11, 2007, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the Record Date with respect to each director, each of the named executive officers as defined in Item 402(a) (3), and directors and executive officers of TeamStaff as a group, and to the persons known by TeamStaff to be the beneficial owner of more than five percent of any class of TeamStaff’s voting securities. As of the Record Date, TeamStaff had 19,403,366 shares of common stock outstanding. On October 3, 2007, the Board of Directors granted an aggregate of 120,000 shares of restricted stock to the non-executive directors. As indicated below, one-half (60,000) of such unvested shares are included because such shares may vest within 60 days. The other 60,000 shares are also unvested, subject to vesting requirements which will not vest within 60 days. The figures stated below are based upon Schedule 13D, Schedule 13D/As, Form 3, and Form 4’s filed with the Securities and Exchange Commission by the named persons.

Name and Address	Number of Shares Currently Owned (1)	Percent of Company’s Outstanding Stock
William H. Alderman (2) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	10,250	*
Peter Black (3)(12)(13)(14)(15) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	36,500	*
Martin J. Delaney (4) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	67,235	*
Karl W. Dieckmann (5) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	118,424	*
Rick J. Filippelli (6) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	146,666	*
T. Stephen Johnson (7) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	294,011	1.51%
Frederick G. Wasserman (8) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	8,750	*
Cheryl Presuto (9) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	24,666	*
Bernard J. Korman (10) 2129 Chestnut Street Philadelphia, PA 19103	2,520,122	12.91%
Nationwide Financial Services (11) One Nationwide Plaza Mail Stop 01-12-13 Columbus, OH 43215	2,256,488	11.56%
Wynnefield Capital Management, LLC (12) 450 Seventh Ave New York, NY 10123	2,286,800	11.72%

Name and Address	Number of Shares Currently Owned (1)	Percent of Company’s Outstanding Stock
Wynnefield Capital Inc. (13) 450 Seventh Ave New York NY 10123	1,307,000	6.70%
Wynnefield Capital Inc. Profit Sharing Plan (14) 450 Seventh Ave New York, NY 10123	50,000	*
Channel Partnership II, L.P. (15) 450 Seventh Ave New York, NY 10123	50,000	*
Hummingbird Value Fund (16) 460 Park Avenue, 12th Flr. New York NY 10022	580,245	2.97%
Hummingbird Microcap Value Fund (17) 460 Park Avenue, 12th Flr. New York NY 10022	517,365	2.65%
All officers and directors as a group (8) persons (2, 3, 4, 5, 6, 7, 8, 9, 12, 13, 14, 15)	4,400,302	22.68%

*	Less than 1 percent.
1.	Ownership consists of sole voting and investment power except as otherwise noted.
2.	Includes 8,750 unvested shares of restricted stock which may vest within 60 days. Excludes 8,750 shares of restricted stock which are unvested and subject to vesting requirements.
3.	Includes options to purchase 12,500 shares of TeamStaff’s common stock. Includes 10,000 unvested shares of restricted stock which may vest within 60 days. Excludes 10,000 shares of restricted stock which are unvested and subject to vesting requirements. Mr. Black is a member of the Company’s Board of Directors and is an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.
4.	Includes options to purchase 15,000 shares of TeamStaff’s common stock. Includes 10,000 unvested shares of restricted stock which may vest within 60 days. Excludes 10,000 shares of restricted stock which are unvested and subject to vesting requirements.
5.	Includes options to purchase 20,000 shares of TeamStaff’s common stock. Includes 12,500 unvested shares of restricted stock which may vest within 60 days. Excludes 12,500 shares of restricted stock which are unvested and subject to vesting requirements.
6.	Includes options to purchase 100,000 shares of TeamStaff’s common stock. Includes 46,666 shares of restricted stock which are vested. Excludes 133,334 shares of restricted stock which are unvested and subject to vesting requirements.
7.	Includes an aggregate of 147,790 shares owned by or on behalf of certain of the holder’s family members and as to which shares the listed holder expressly disclaims beneficial ownership. Includes options to purchase 20,000 shares of TeamStaff’s common stock. Includes 10,000 unvested shares of restricted stock which may vest within 60 days. Excludes 10,000 shares of restricted stock which are unvested and subject to vesting requirements.
8.	Includes 8,750 unvested shares of restricted stock which may vest within 60 days. Excludes 8,750 shares of restricted stock which are unvested and subject to vesting requirements.

9.	Includes options to purchase 18,000 shares of TeamStaff’s common stock. Includes 6,666 shares of restricted stock which are vested. Excludes 13,334 shares of restricted stock which are unvested and subject to vesting requirements.
10.	Beneficial ownership is based on Schedule 13D filed with the SEC.
11.	Nationwide Financial Services obtained these shares in connection with the acquisition of BrightLane completed as of August 31, 2001.
12.	Beneficial ownership is based upon Schedule 13D, Schedule 13D/As, Form 3, and Form 4’s filed with the SEC. Mr. Peter Black, one of our directors, is an affiliate of Wynnefield Capital and its affiliated entities. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.
13.	Beneficial ownership is based upon Schedule 13D, Schedule 13D/A, Form 3, and Form 4’s filed with the SEC. Mr. Peter Black, one of our directors, is an affiliate of Wynnefield Capital and its affiliated entities. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.
14.	Beneficial ownership is based upon Schedule 13D, Schedule 13D/A, Form 3, and Form 4’s filed with the SEC. Mr. Peter Black, one of our directors, is an affiliate of Wynnefield Capital and its affiliated entities. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.
15.	Beneficial ownership is based upon Schedule 13D, Schedule 13D/A, Form 3, and Form 4’s filed with the SEC. Mr. Peter Black, one of our directors, is an affiliate of Wynnefield Capital and its affiliated entities. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.
16.	Beneficial ownership is based upon Schedule 13D filed with the SEC.
17.	Beneficial ownership is based upon Schedule 13D filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For information concerning employment and severance agreements with, and compensation of, our present executive officers and directors, see ‘‘Executive Compensation.’’ The Directors’ Plan provides that directors, upon joining the Board, and for one year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

Effective April 30, 2007, the employment of James D. Houston, Chief Operating Officer, Vice President and General Counsel with the Company was terminated. On May 11, 2007, the Company and James D. Houston entered into a formal separation agreement related to Mr. Houston’s termination effective April 30, 2007. The material terms of the agreement provide: (a) TeamStaff will pay Mr. Houston the sum of $220,000 representing one year of base salary, in accordance with the terms and conditions of paragraph 5.3(d) of his 2005 Severance Agreement (the ‘‘Agreement’’); (b) TeamStaff will pay Mr. Houston the sum of $89,024 on August 1, 2007, representing a 2007 pro rata bonus, in accordance with the terms and conditions of paragraph 5.3(d) of the Agreement; and (c) Mr. Houston will receive Continuation Benefits (as defined in the Agreement) for standard employee health benefits until March 31, 2008. The agreement provides for other immaterial consideration, mutual and general releases and other standard legal covenants.

On January 19, 2007, the Company and T. Kent Smith entered into a formal separation agreement that became effective on January 29, 2007. The material terms of the agreement provide: (a) Mr. Smith agreed to resign, which TeamStaff agreed is ‘‘without cause’’ under the terms and conditions of his 2005 Employment Agreement (the ‘‘Smith Agreement’’); (b) Mr. Smith agreed to resign from the board of directors according to Article 9.5 of the Smith Agreement; (c) the non-compete provisions of the Smith Agreement were incorporated by reference; (d) TeamStaff will properly disburse Mr. Smith’s 401(k) funds by January 30, 2007; (e) Mr. Smith will receive

Continuation Benefits (as defined in the Agreement) for life insurance and long-term disability insurance only; (f) TeamStaff will pay Mr. Smith the Accrued Compensation, ‘‘Accrued Compensation’’ defined as two days of vacation pay, two floating holidays and two expense reports for approximately $1000; and (g) TeamStaff will pay Mr. Smith, according to Article 9.4(c) of the Agreement, base salary under the Smith Agreement through and including September 30, 2007 on the Company’s salary payment dates. The separation agreement provides for other immaterial consideration, mutual and general releases and other standard legal covenants.

Approval for Related Party Transactions

Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal stockholders, including their immediate family members and affiliates, our Audit Committee, all of the members of which are independent, reviews the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire Board of Directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Audit Committee and our Board of Directors. In approving or rejecting the proposed related party transaction, our Audit Committee and our Board of Directors shall consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee and our Board of Directors determine in the good faith exercise of their discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this proxy statement to any household at which two or more of our stockholders reside, if we believe that the stockholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of ‘‘householding’’ proxy statements and annual reports. This rule benefits both the Company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce our expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instructions forms.

Stockholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any stockholder upon written request to Corporate Secretary, TeamStaff, Inc., 1 Executive Drive, Suite 130, Somerset, New Jersey 08873.

SHAREHOLDER PROPOSALS

By-law Provisions.    In accordance with our By-laws, a shareholder who desires to present a proposal for consideration at next year’s annual meeting must submit the proposal no later than the close of business on the date that is 90 days prior to the anniversary date of the immediately preceding annual meeting. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in our stock transfer records), the number of shares beneficially owned by the shareholder and a description of any material interest that the shareholder may have in the proposal. Proposals should be addressed to Corporate Secretary, TeamStaff, Inc., 1 Executive Drive, Suite 130, Somerset, New Jersey 08873.

Eligibility to Submit a Proposal.    Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the Company’s securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.

Inclusion in Next Year’s Proxy Statement.    Notwithstanding the Company’s By-law provisions cited above, a shareholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on November 14, 2008.

Presentation at Meeting.    For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on November 14, 2008 and advises stockholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on January 28, 2009.

OTHER BUSINESS

As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM l0-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007 FILED WITH THE SEC WILL BE FURNISHED WITHOUT EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST SENT TO SECRETARY, TEAMSTAFF, INC., 1 EXECUTIVE DRIVE, SUITE 130, SOMERSET, NEW JERSEY 08873. Each request must set forth a good faith representation that as of the Record Date, the person making the request was the beneficial owner of Common Stock of TeamStaff entitled to vote at the Annual Meeting of Shareholders. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. at prescribed rates. You can contact the SEC at 1-800-SEC-0330 for additional information about these facilities. The SEC maintains a web site that contains reports, proxy and information statements and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors
Victor J. DiGioia, Secretary

March 14, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF TEAMSTAFF, INC.

TEAMSTAFF, INC.
AUDIT COMMITTEE CHARTER
REVISED MAY 27, 2003

Organization

There shall be a committee of the board of directors to be known as the audit committee, the purpose of which shall be to oversee the accounting and financial reporting processes of the corporation and audits of the financial statements of the corporation. The audit committee shall be composed of at least three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors and in accordance with any applicable rules and regulations of the Securities and Exchange Commission and the principal exchange or over the counter market upon which the corporation’s securities are listed for trading, would interfere with their exercise of independent judgment as committee members.

Audit Committee Financial Expert

The audit committee shall include such number of persons, but no fewer than one, who qualify as audit committee financial experts in accordance with any applicable rules and regulations of the Securities and Exchange Commission and the principal exchange or over the counter market upon which the corporation’s securities are listed for trading. The determination of which members, if any, qualify as audit committee financial experts shall be made by the board of directors in accordance with any applicable rules and regulations of the Securities and Exchange Commission and the principal exchange or over the counter market upon which the corporation’s securities are listed for trading.

Meetings

The audit committee shall meet as required throughout the fiscal year, but no less than four times.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the audit committee will:

•	Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the corporation, and each such registered public accounting firm will report directly to the audit committee.

•	Establish policies and procedures for pre-approval of all audit or permissible non-audit services provided by the corporation’s independent auditors.

A-1

•	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and the company’s financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the company.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Establish procedures for the receipt, retention, and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by the corporation’s employees of concerns regarding questionable accounting or auditing matters.

•	Have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

•	Will be provided with appropriate funding, as determined by the audit committee, in its capacity as a committee of the board of directors, for payment of compensation:

•	To any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the corporation; and

•	To independent counsel or other advisers employed by the audit committee.

A-2

EXHIBIT B

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TEAMSTAFF, INC.

The undersigned has executed this Certificate of Amendment under Section 14A:9-2(4) of the New Jersey Business Corporation Act for the purpose of amending its Amended and Restated Certificate of Incorporation.

1.	NAME

The name of this Corporation is TeamStaff, Inc.

2.	AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

The Amended and Restated Certificate of Incorporation is hereby amended in the following respects:

Paragraph (B) of ‘‘Article Third’’ of the Amended and Restated Certificate of Incorporation is hereby amended to read:

(B) Reverse Stock Split. Immediately upon the filing of this Certificate of Amendment, each [                ] shares of Common Stock, par value $.001 per share, issued and outstanding at such time shall be combined into one (1) share of Common Stock, par value $.001 per share (the ‘‘Reverse Stock Split’’). No fractional share shall be issued upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fraction multiplied by the fair market value per share of the Common Stock as determined in a reasonable manner by the Board of Directors. Each certificate that theretofore represented shares of Common Stock prior to the Reverse Stock Split shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified and combined. Upon surrender by a holder of a certificate or certificates for Common Stock, duly endorsed, at the office of the Corporation (or, if lost, an acceptable affidavit of loss is delivered to the Corporation), the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock that such holder shall be entitled to following the Reverse Stock Split.

3.	DATE OF ADOPTION BY THE SHAREHOLDERS

The amendments to the Amended and Restated Certificate of Incorporation were adopted by the Shareholders of this Corporation on [April 17, 2008].

At the time of such adoption, 19,403,366 shares were entitled to vote thereon, and the vote was as follows:

[                    ] shares in favor of adoption.

[                    ] shares against adoption.

4.	EFFECTIVE DATE OF THE AMENDMENT

The amendments to the Amended and Restated Certificate of Incorporation become effective on the day that this Certificate of Amendment is filed in the office of the New Jersey Secretary of State.

B-1

IN WITNESS WHEREOF, the undersigned hereby certify that the information set forth in this Certificate of Amendment is true and complete.

TEAMSTAFF, INC.
Rick J. Filippelli Chief Executive Officer and President

ATTEST:

Victor J. DiGioia
Secretary

B-2

TEAMSTAFF, INC

VOTE BY INTERNET OR TELEPHONE
   QUICK  *  *  *  EASY  *  *  *  IMMEDIATE

As a stockholder of TeamStaff, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 16, 2008.

Vote Your Proxy on the Internet:	OR	Vote Your Proxy by Phone Call 1 (866) 894-0537	OR	Vote Your Proxy by mail:
Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.		Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.		Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	Please mark your votes like this
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:	FOR	WITHHOLD AUTHORITY	2. AMENDMENT TO CERTIFICATE OF INCORPORATION TO APPROVE THE REVERSE STOCK SPLIT
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(1) MARTIN J. DELANEY AND (2) RICK J. FILIPPELLI
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2008.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TEAMSTAFF, INC.

The undersigned appoints Rick J. Filippelli and T. Stephen Johnson, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of TeamStaff, Inc. held of record by the undersigned at the close of business on February 28, 2008 at the Annual Meeting of Stockholders of TeamStaff, Inc. to be held on April 17, 2008 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)